Exhibit 99.1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of June 13, 2022.

GREEN INVESTMENT ALPHA LIMITED

By: /s/ Lu Yao
Name: Lu Yao
Title: Authorized Signatory

HENG YANG HOLDINGS DEVELOPMENT LTD.

By: /s/ Lu Yao
Name: Lu Yao
Title: Authorized Signatory

By: /s/ Xuefeng Bao
Name: Xuefeng Bao